MAIN STREET BANCORP, INC.
          1993 INDEPENDENT DIRECTORS STOCK OPTION PLAN


          1. Purpose. The purpose of this Stock Option Plan (the "Plan") is to advance the development, growth and financial condition of Main Street Bancorp, Inc. (the "Corporation"), by providing incentives through participation in the appreciation of capital stock of the Corporation so as to secure, retain and motivate members of the Corporation's Board of Directors (the "Board") who are not officers and employees of the Corporation or any subsidiary thereof ("non-employee directors").

          2. Term. The Plan shall become effective as of the date the Corporation's stockholders duly approve the Plan (the "Effective Date"). If the Plan is so approved, it shall continue in effect until any stock options granted under the Plan either have lapsed or been exercise satisfied or cancelled according to their terms under the Plan.

          3. Stock. The shares of stock that may be issued under the Plan shall not exceed, in the aggregate, twenty-two thousand five hundred (22,500) shares of the Corporation's common stock, par value $1.00 per share (the "Stock"), provided that said shares of Stock may be increased by an amount not to exceed two thousand five hundred (2,500) shares of Stock for each individual who becomes a non-employee director, other than current or prior members of the Board at any time within a five year period after the Effective Date. In addition, the aggregate amount of Stock under the Plan may be adjusted pursuant to paragraph 10. Such shares of Stock may be either authorized and unissued shares of Stock, or authorized shares of Stock issued by the Corporation and subsequently reacquired by it as treasury stock. Under no circumstances shall any fractional shares of Stock be issued under the Plan. The Corporation shall reserve and keep available, and shall duly apply for any requisite governmental authority to grant the stock options under this Plan, and issue or sell the number of shares of Stock needed to satisfy the requirements of the Plan while in effect. The Corporation's failure to obtain any such governmental authority deemed necessary by the Corporation's legal counsel for the proper grant of the stock options under this Plan and/or the issuance and sale of Stock under the Plan shall relieve the Corporation of any duty, or liability for the failure to grant the stock options under this Plan and/or issue or sell the Stock as to which such authority has not been obtained.

          4. Stock Options. Stock options shall be granted under the Plan to all current non-employee directors of the Corporation, and any non-employee director, other than current or prior members of the Board, who becomes a member of the Board at any time within a five year period after the Effective Date (such directors shall be referred to under this Plan as a "Director"). Every stock option granted to a Director shall be exercisable during his or her lifetime only by the Director, and shall not be
<PAGE 1> salable, transferable or assignable by the Director except by his or her Will or pursuant to applicable laws of descent and distribution. Commencing on the Effective Date and then annually for the four (4) years thereafter, or in the case of a Director who becomes a member of the Board at any time within a five year period after the Effective Date, commencing on the date he or she is elected or appointed to the Board and then annually for the four (4) years thereafter, a Director shall be granted a stock option to purchase 500 shares of Stock (the "Stock Option") under the following terms and conditions:

               (a) The time period during which any Stock Option is exercisable shall be five (5) years after the date the Stock Option is granted to the Director.

               (b) If the Director ceases to be a member of the Board for any reason other than his or her mandatory retirement because of age pursuant to the Corporation's By-Laws, the Director may exercise the Stock Option not more than twelve (12) months after such cessation; if the Director dies at any time, the Director's qualified personal representative or any persons who acquire the Stock Option pursuant to his or her Will or laws of descent and distribution, may exercise any Stock Options during their remaining terms for a period of not more than twelve (12) months after the Director's death to the extent that the Stock Options would then and remain exercisable; if the Director retires because of the aforesaid mandatory age requirement, he or she may exercise any Stock Options granted to him or her for their remaining terms; in all of the above events, the Director shall not receive any further grants of Stock Options under the Plan.

               (c)  The purchase price of a share of Stock
     subject to a Stock Option shall be eighty-five percent (85%) of the fair market value of the Stock as determined under paragraph 6 hereof.

               (d) The Stock Option shall be made by a written agreement attached hereto as Exhibit "A".

          5. Exercise. Except as otherwise provided in the Plan, the Stock Options may be exercised in whole or in part by giving written notice thereof to the Secretary of the Corporation, or his or her designee, identifying the Stock Option being exercised, the number of shares of Stock with respect thereto, and other information pertinent to the exercise of the Stock Option. The purchase price of the shares of Stock with respect to which a Stock Option is exercised shall be paid with the written notice of exercise, either in cash or in Stock which has been held by the Director for at least six (6) months at its then current fair market value, or in any combination thereof. Funds received by the Corporation from the exercise of any Stock Option shall be used for its general corporate purposes.
  <PAGE 2>
          The number of shares of Stock subject to a Stock Option shall be reduced by the number of shares of Stock with respect to which the Director has exercised rights under the Stock Option. If the Corporation or its stockholders execute an agreement to dispose of all or substantially all of the Corporation's assets or capital stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the Corporation's stockholders as of immediately before such transaction will not own at least fifty percent (50%) of the total combined voting power of all classes of voting capital stock of the surviving entity (be it the Corporation or otherwise) immediately after the consummation of such transaction, thereupon any and all Stock Options which the Director would be entitled to receive under the Plan shall be immediately granted to the Director until the consummation of such transaction, or if not consummated, until the agreement therefor expires or is terminated, in which case thereafter all Stock Options shall be treated as if said agreement never had been executed. If during any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board, cease for any reason to constitute at least a majority of the Board, unless the election of each director of the Board, who was not a director of the Board at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, thereupon any and all Stock Options which the Director would be entitled to receive under the Plan shall be immediately granted to the Director. If there is an actual, attempted or threatened change in the ownership of at least twenty-five percent (25%) of any classes of voting capital stock of the Corporation through the acquisition of, or an offer to acquire such percentage of the Corporation's voting capital stock by any person or entity, or persons or entities acting in concert or as a group, and such acquisition or offer has not been duly approved by the Board, thereupon any and all Stock Options which the Director would be entitled to receive under the Plan shall be immediately granted.

          6. Value. Where used in the Plan, the "fair market value" of Stock shall mean and be determined as follows: (i) in the event that the Stock is listed on an established exchange, the closing price of the Stock on the date of the annual meeting of shareholders for the year when the Stock Option is granted to the Director (the "Relevant Date") or, if no trade did occur on that day, on the next preceding day on which a trade occurred;
(ii) in the event that the Stock is not listed on an established exchange, but is then quoted on the Nasdaq Stock Market ("Nasdaq"), the average of the average of the closing bid and asked quotations of the Stock for the five (5) trading days immediately preceding the Relevant Date; or (iii) the event that the Stock is not then listed on an established exchange or quoted on Nasdaq, the average of the average of the closing bid and asked quotations of the Stock for the five (5) trading days immediately preceding the Relevant Date as reported by two (2) brokerage firms which are then making a market in the Stock. In
<PAGE 3> the case of (ii) or (iii) above, in the event that no closing bid or asked quotation is available on one (1) or more of such trading days, the fair market value shall be determined by reference to the five (5) trading days immediately preceding the Relevant Date on which closing bid and asked quotations are available.

          7. Continued Relationship. Nothing in the Plan or any Stock Option shall confer upon any Director or any right to continue his or her relationship with the Corporation as a director, or limit or affect any rights, powers or privileges that the Corporation or its affiliates may have to supervise, discipline and terminate such Director, and the relationships thereof.

          8. General Restrictions. Each Stock Option shall be subject to the requirement and provision that if at any time the Board determines it necessary or desirable as a condition of or in consideration of making such Stock Option, or the purchase or issuance of Stock thereunder, (a) the listing, registration or qualification of the Stock subject to the Stock Option, or the Stock Option itself, upon any securities exchange or under any federal or state securities or other laws, (b) the approval of any governmental authority, or (c) an agreement by the Director with respect to disposition of any Stock (including without limitation that at the time of the Director's exercise of the Stock Option, any Stock thereby acquired is being and will be acquired solely for investment purposes and without any intention to sell or distribute such Stock), then such Stock Option shall not be consummated in whole or in part unless such listing, registration, qualification, approval or agreement shall have been appropriately effected or obtained to the satisfaction of the Board and legal counsel for the Corporation. Notwithstanding anything to the contrary herein, a Director shall not sell, transfer or otherwise dispose of any shares of Stock acquired pursuant to a Stock Option unless at least six (6) months have elapsed from the date the Stock Option was granted, if at the time of such disposition the Director is subject to Section 16 of the Securities Exchange Act of 1934, as amended.

          9. Rights. Except as otherwise provided in the Plan, the Director shall have no rights as a holder of the Stock subject thereto unless and until one or more certificates for the shares of such Stock are issued and delivered to the Director.
No adjustments shall be made for dividends, either ordinary or extraordinary, or any other distributions with respect to Stock, whether made in cash, securities or other property, or any rights with respect thereto, for which the record date is prior to the date that any certificates for Stock subject to a Stock Option are issued to the Director pursuant to his or her exercise thereof. No Stock Option, or the grant thereof, shall limit or affect the right or power of the Corporation or its affiliates to adjust, reclassify, recapitalize, reorganize or otherwise change its or their capital or business structure, or to merge,
<PAGE 4> consolidate, dissolve, liquidate or sell any or all of its or their business, property or assets.

          10. Adjustments. In the event of any change in the number of issued and outstanding shares of Stock which results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of the Corporation, the maximum number of shares subject to each outstanding Stock Option, and (where appropriate) the purchase price per share thereof (but not the total purchase price), shall be proportionately adjusted to that upon exercise or realization of such Stock Option, the Director shall receive the same number of shares he or she would have received had he or she been the holder of all shares subject to his or her outstanding Stock Option and immediately before the effective date of such change in the number of issued and outstanding shares of Stock. Such adjustments shall not, however, result in the issuance of fractional shares.

          In the event the Corporation is the surviving corporation of any merger, consolidation or other reorganization, any and all outstanding Stock Options shall apply and relate to the securities to which a holder of Stock is entitled after such merger, consolidation or other reorganization. Upon any liquidation or dissolution of the Corporation, or any merger, consolidation or other reorganization of which the Corporation is not the surviving corporation, any and all outstanding Stock Options shall terminate upon consummation of such merger, consolidation or other reorganization, but prior to such consummation shall be exercisable to the extent that the same otherwise are exercisable under the Plan.

          11. Forfeiture. Notwithstanding anything to the contrary in this Plan, if the involved Director has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his or her relationship with the Corporation or its affiliates that has damaged them, or that the Director has disclosed trade secrets of the Corporation or its affiliates, the Director shall forfeit all rights under and to all unexercised Stock Options, and all exercised Stock Options under which the Corporation has not yet delivered certificates for shares of Stock (as the case may be), and all rights to receive Stock Options shall be automatically cancelled.

          12. Miscellaneous. Any reference contained in this Plan to a particular section or provision of law, rule or regulation, including but not limited to the Internal Revenue Code of 1986 and the Securities Exchange Act of 1934, both as amended, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be, of similar import. With respect to persons subject to
Section 16 of the Securities Exchange Act of 1934, as amended, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule that may be promulgated by the Securities and Exchange Commission. To
<PAGE 5> the extent any provision of this Plan fails to comply, it shall be deemed null and void, to the extent permitted by applicable law. Where used in this Plan: the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural; and, the term "affiliates" shall mean each and every subsidiary and any parent of the Corporation. The captions of the numbered paragraphs contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.

          13. Amendment. The Plan may not be amended, suspended or terminated except as may be provided for herein, or as may be required under the provisions of the Internal Revenue Code of 1986, as amended, and Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 16b-3 of the Securities and Exchange Commission.

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                               END
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  PAGE 6

                    MAIN STREET BANCORP, INC.

          1993 INDEPENDENT DIRECTORS STOCK OPTION PLAN

                     STOCK OPTION AGREEMENT


          A STOCK OPTION for a total of Five Hundred (500) shares of common stock, par value $1.00, of Main Street Bancorp, Inc., a Pennsylvania business corporation (herein the "Corporation") is hereby granted to _____________________________ (herein the
"Director"), subject in all respects to the terms and provisions of Main Street Bancorp, Inc. 1993 Independent Stock Option Plan (herein the "Plan"), dated __________, which has been adopted by the Corporation's shareholders and which is incorporated herein by reference. The option price as determined under paragraph 6 of the Plan is __________ Dollars per share.

          This Option may not be exercised more than five (5) years from the date of its grant, and may be exercised during such term only in accordance with the terms of the Plan.

Dated:  __________, 1993

ATTEST:                       MAIN STREET BANCORP, INC.

_________________________     By________________________________
             , Secretary                            , President


          The Director acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof. The Director hereby accepts this Option subject to all the terms and provisions of the Plan.

Dated:  __________, 1993

                              ___________________________________
                              Director  <PAGE 7>